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                                                                    EXHIBIT 11.1

                                 COINSTAR, INC.

                       COMPUTATION OF EARNINGS PER SHARE

    Calculations of pro forma loss per share reported in this Registration Statement on Form S-1 for the periods presented are based on the following:


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
                                                                                    THREE MONTHS    THREE MONTHS
                                                                   YEAR ENDED          ENDED           ENDED
                                                               DECEMBER 31, 1996   MARCH 31, 1996  MARCH 31, 1997
                                                               ------------------  --------------  --------------
PRO FORMA:

Weighted average shares outstanding..........................          984,012           984,012         984,012

Effect of convertible preferred shares.......................        8,988,964         8,988,964       8,988,964

Effect of stock warrants outstanding.........................         (549,539)         (549,539)       (549,539)

Effect of stock options outstanding..........................          192,190           192,190         192,190
                                                               ------------------  --------------  --------------

Pro forma weighted average common and equivalent shares
  outstanding................................................       10,714,705        10,714,705      10,714,705
                                                               ------------------  --------------  --------------
                                                               ------------------  --------------  --------------
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